Exhibit 10.6

Purchase Order

Contract Number: DX-HT-20XXXXXX-001

Party A (Purchaser): Shandong Dingxin Ecology Environmental Co., Ltd., f/k/a Shandong Dingxin Microecosystem Technology Co., Ltd.

Unified Social credit code: [*]

Party B (Supplier): [*]

Unified Social Credit Code: [*]

Whereas:

Party A is to undertake the Water Quality Improvement Project for [*] (hereinafter referred to as the “Target Project”), and in accordance with the principle of equal consultation, the parties hereby enter into the following agreement on matters related to the supply of water quality improvement agents (hereinafter referred to as the “goods”) by Party B to Party A for mutual compliance.

I.	Information, Quantity and Price of the Goods

Serial number	Name	Specifications	Quantity	Units	Unit Price (Yuan)	Total Price Yuan)
1		[*] kg/ bag		bag
2		[*] kg/ barrel		barrel
3		[*]kg/ bucket		bucket
Total

II.	Shipping and Payment Method

2.1. The total price of the goods is RMB [*], to be paid in 4 installments:

(1) Within five (5) days after the signing of this Contract, Party A shall pay Party B the advance payment of A total amount of RMB [*] (in words: RMB Eight hundred Eighty-three thousand only).

(2) Before delivery, Party A shall pay Party B [*]as the balance of delivery. The advance payment shall be set off against the payment and shall not be refundable.

(3) Party A shall pay Party B RMB [*] within fifteen (15) days after the acceptance of the goods and the completion of the target project.

(4) Party A shall pay Party B RMB [*] within fifteen (15) days from the date on which the water quality of the target project passes Party A’s acceptance inspection.

2.2 Delivery Time: Party B shall complete the delivery within five (5) calendar days upon receipt of Party A’s first payment of [*].

2.3. On the day when the monitoring water quality reaches the standard of stability, Party A shall be deemed to have passed the acceptance inspection (the requirements of Surface Water Quality of Class III in the Surface Water Environmental Quality Standards GB3838-2002 stipulated in the test index reaching the standard). Party A shall issue to Party B the “Acceptance Slip” or other relevant confirmation documents sealed by Party A or signed by the project manager of Party A shall be deemed to have passed the acceptance inspection.

2.4. Party B undertakes to deliver the goods ordered by Party A to the place designated by Party A and the consignee designated by Party A at the agreed time, and Party B shall bear the transportation expenses and other expenses. If Party B causes inconvenience to Party A due to the wrong delivery place or delay of delivery, Party B shall be liable for breach of contract.

2.5. Party B shall be responsible for unloading and transporting the goods to the stacking site designated by Party A, and the risks of damage or loss of the goods shall be transferred after delivery to Party A.

2.6 Terms of payment: Party A shall pay the goods to Party B by bank transfer.

III.	Acceptance and return

3.1	When delivering the goods to the place designated by Party A, Party B shall notify Party A’s personnel 12 hours in advance to receive the goods; otherwise, Party B shall bear all losses and liabilities arising therefrom. After receiving the notice from Party B, Party A’s personnel shall promptly organize the delivery of the goods without undue delay.

3.2	The acceptance procedures for delivery are as follows:

3.2.1	If the goods fail to pass the packing inspection, Party A shall have the right to reject the unqualified goods and return the goods or Party B shall be responsible for replacing the goods and bear the responsibility for delay in delivery.

3.2.2	If the goods are found to be defective, corrupt, or abnormal in color or color during appearance inspection, Party A shall have the right to reject such unqualified goods in this batch and return them or Party B shall be responsible for replacing the goods and bear the responsibility for delay in delivery.

3.2.3	If the goods fail to pass the warranty inspection, Party A shall have the right to reject the goods and return the goods or Party B shall be responsible for replacing the goods and bear the responsibility for delayed delivery.

3.2.4	Quantity inspection (the error of net weight shall not exceed ±0.5kg). In case of shortage of quantity, Party B shall make up the goods according to the contract and bear the responsibility for delayed delivery; If the delivery quantity exceeds the ordered quantity, Party A shall have the right to reject the excess quantity and Party B shall clear the excess goods out of Party A’s premises by itself.

3.2.5	Party A shall have the right to reject any non-conforming goods which fail to meet the quality and safety standards agreed herein. Party A shall also have the right to treat some non-conforming goods as the whole batch of non-conforming goods and directly reject all the goods and require replacement or return of the goods.

3.2.6	If Party A and Party B have objections to the acceptance results or quality of the goods on the spot, Party B shall replace or return the goods at the request of Party A, and then the goods with objections shall be sampled and sealed by both parties and submitted to an authoritative testing institution for inspection within seven (7) days. If the goods fail to pass the inspection, Party B shall bear the losses. If it passes the inspection, Party A shall compensate Party B directly for the loss;

3.2.7	After the goods pass the inspection, Party A and Party B shall sign or seal the Acceptance Registration Form for confirmation, and the goods shall be deemed to have been delivered to Party A. Party A shall have the right to refuse payment if the Acceptance Registration Form is not signed and confirmed by the person designated by Party A or sealed by Party A.

IV.	Quality of Goods

4.1	Party B warrants that the goods to be supplied are in compliance with national laws and regulations and relevant provisions of local governments. Party B shall be fully responsible for the quality and safety of the goods provided. Party B guarantees that the goods supplied are in conformity with the quality and safety standards prescribed by the State.

4.2	Party B shall ensure that all certificates, licenses and documents provided by it are true, legal and valid.

4.3	Any acceptance, acceptance or confirmation by Party A during the performance of this Contract shall not exempt Party B from its responsibility for the quality and safety of the goods.

V.	Service of Notice

The parties’ information on the signing page of this Contract is the valid contact or service address. If either party changes the information, it shall notify the other party in writing within three (3) days prior to the change. Otherwise, failure to notify or delay in notifying shall be deemed as no change, and the risk of delivery arising therefrom shall be borne by the changing party.

VI.	Liability for breach

6.1	Party A and Party B shall properly exercise their rights and fulfill their obligations to ensure the smooth performance of this contract. Either party shall be liable for breach of contract if it breaches any provision hereof. If any loss is caused to the other party, either party shall compensate the other party for all economic losses suffered thereby, including but not limited to attorney’s fee, litigation fee, security fee and other expenses.

6.2	If Party A delays making the payment, it shall pay Party B a penalty equal to 1‰ of the overdue amount for each day overdue and shall still perform the payment obligation. If the payment is overdue for more than fifteen (15) days, Party B shall have the right to terminate this Contract.

6.3	If Party B fails to deliver the goods as agreed, it shall pay liquidated damages equal to 1‰ of the total contract amount to Party A for each day overdue, which shall be directly deducted from the purchase price by Party A. If Party B delays delivery for more than fifteen (15) days, Party A shall have the right to rescind this Contract.

6.4	If Party A is liable for any dispute between Party A or Party B and a third party due to Party B’s fault or breach of contract, Party A shall have the right to recover from Party B, including but not limited to the damages, liquidated damages, attorneys’ fees, legal costs, security fees and other expenses paid by Party A to the third party as well as other direct and indirect losses.

VII.	Dispute resolution

Any dispute arising out of or in connection with this Contract shall be settled by the parties through negotiation or mediation by the departments concerned. If negotiation or mediation fails, Party A shall file a lawsuit with the people’s court having jurisdiction in the place where Party A is located.

VIII.	Supplementary Provisions

8.1	This contract is made in four copies, with each party holding two copies. Each copy of the contract shall have the same legal effect.

8.2	This contract will come into force after being signed by all parties.

Party A

Company name (seal): Shandong Dingxin EcologyEnvironmental Co., Ltd.

Address: 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District,

Yantai, Shandong Province

Legal Representative (Signature):

Entrusted agent (signature):

Tel: [*]

Fax: [*]

Account bank: [*]

Account number: [*]

Date: [*]

Party B Company name (seal): [*] Company Address: Legal representative (signature): Entrusted agent (signature): Phone: [*] Account number: [*] Postal Code: [*] Date: [*]

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